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                                                                    EXHIBIT 11.1

                        TITAN PHARMACEUTICALS, INC.
                       (A DEVELOPMENT STAGE COMPANY)
           STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                         THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                         --------------------------------   -------------------------------
                                                              1996             1997             1996               1997
                                                         --------------   ---------------   -------------     -------------
                                                                   (unaudited)                      (unaudited)
Net loss                                                $  (2,787,889)   $  (3,831,267)   $  (8,888,174)   $  (12,772,756)

Deemed dividend upon conversion of preferred stock                  -                -       (5,431,871)                -
                                                        -------------    -------------    -------------    --------------
Net loss applicable to common stock                        (2,787,889)      (3,831,267)     (14,320,045)      (12,772,756)
                                                        -------------    -------------    -------------    --------------
                                                        -------------    -------------    -------------    --------------

                                                        -------------    -------------    -------------    --------------
Shares used in computing net loss per share                11,792,738       13,046,102       10,463,149        12,996,635
                                                        -------------    -------------    -------------    --------------
                                                        -------------    -------------    -------------    --------------

                                                        -------------    -------------    -------------    --------------
                                                        -------------    -------------    -------------    --------------
Net income (loss) per share                             $       (0.24)   $       (0.29)   $       (1.37)   $        (0.98)
                                                        -------------    -------------    -------------    --------------
                                                        -------------    -------------    -------------    --------------
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